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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 28, 2000

                           EINSTEIN/NOAH BAGEL CORP.
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            (Exact name of registrant as specified in its charter)

Delaware                           0-21097                          84-1294908
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(State or other                  (Commission                     (IRS Employer
jurisdiction of                    File No.)               Identification No.)
incorporation)


                  1687 Cole Boulevard, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 568-8000
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events

     On March 28, 2000, Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), a majority-owned subsidiary of the Company, received a notice from representatives of Bagel Store Development Funding, L.L.C. ("Bagel Funding"), requesting on behalf of Bagel Funding that Bagel Partners seek to terminate certain rights and obligations under outstanding franchise and license agreements between Bagel Partners and the Company (the "License Termination"), pursuant to the applicable provisions of the partnership agreement governing Bagel Partners. Such termination requires the consent of the Company. By notice dated March 29, 2000, Bagel Partners, through its general partner, Einstein/Noah Bagel Partners, Inc., requested that the Company consent to the License Termination. Under the Bagel Partners partnership agreement, the Company has a period of 120 days to respond to such request. The Company has not yet responded to the License Termination request.

     In the event that the Company does not consent to the License Termination, Bagel Funding has the right to require Bagel Partners or the Company to purchase Bagel Funding's equity interest in Bagel Partners at a purchase price based on a formula set forth in the partnership agreement. The Company or Bagel Partners may pay the purchase price for such equity interests in cash, shares of the Company's common stock (valued based on the average closing sales price per share for the twenty trading days ending with the second business day prior to the date such shares are delivered) or a combination thereof.

     On March 30, 2000, Bagel Partners received a letter from a representative of Bagel Funding stating that it is Bagel Funding's position that the Company has already rejected the request for License Termination. The letter further stated that Bagel Funding had determined to exercise its right to require Bagel Partners to purchase Bagel Funding's interest in Bagel Partners and that Bagel Funding demanded immediate cash payment of the purchase price for such interest.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 7, 2000

                                EINSTEIN/NOAH BAGEL CORP.



                                By: /s/ Paul A. Strasen
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                                    Paul A. Strasen
                                    Senior Vice President